Manning & Napier 485APOS

Exhibit 99.a(6)

MANNING & NAPIER FUND, INC.

ARTICLES SUPPLEMENTARY

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its registered business address at 2405 York Road, Suite 201, Lutherville-Timonium, Maryland, 21093, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law and the authority granted to the Board of Directors of the Corporation (the “Board”) in the Corporation’s Amended and Restated Articles of Incorporation, the Board has duly adopted resolutions on November 13, 2024 classifying and designating four hundred million (400,000,000) of the Corporation’s eight billion, five hundred twenty-seven million, five hundred thousand (8,527,500,000) authorized, but unclassified and unissued, shares of common stock as one new portfolio of common stock of the Corporation with shares of each such portfolio being divided into four classes, as more specifically set forth below:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Systematic High Yield Bond Series Class I	100,000,000
Systematic High Yield Bond Series Class S	100,000,000
Systematic High Yield Bond Series Class W	100,000,000
Systematic High Yield Bond Series Class Z	100,000,000

THIRD: Upon filing for record these Articles Supplementary, the Corporation has the authority to issue fifteen billion (15,000,000,000) shares of common stock of the Corporation, par value $0.01 per share, having an aggregate par value of one hundred fifty million dollars ($150,000,000) and classified and designated as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Maximum Term Series Class S	125,000,000
Pro-Blend Maximum Term Series Class L	25,000,000
Pro-Blend Maximum Term Series Class R	52,500,000
Pro-Blend Maximum Term Series Class I	200,000,000
Pro-Blend Maximum Term Series Class Z	100,000,000
Pro-Blend Maximum Term Series Class W	100,000,000
Pro-Blend Conservative Term Series Class S	162,500,000
Pro-Blend Conservative Term Series Class L	25,000,000
Pro-Blend Conservative Term Series Class R	52,500,000
Pro-Blend Conservative Term Series Class I	75,000,000
Pro-Blend Conservative Term Series Class Z	100,000,000
Pro-Blend Conservative Term Series Class W	100,000,000

Pro-Blend Moderate Term Series Class S	125,000,000
Pro-Blend Moderate Term Series Class L	25,000,000
Pro-Blend Moderate Term Series Class R	52,500,000
Pro-Blend Moderate Term Series Class I	125,000,000
Pro-Blend Moderate Term Series Class Z	100,000,000
Pro-Blend Moderate Term Series Class W	100,000,000
Pro-Blend Extended Term Series Class S	125,000,000
Pro-Blend Extended Term Series Class L	25,000,000
Pro-Blend Extended Term Series Class R	52,500,000
Pro-Blend Extended Term Series Class I	200,000,000
Pro-Blend Extended Term Series Class Z	100,000,000
Pro-Blend Extended Term Series Class W	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class W	50,000,000
Equity Series Class S	200,000,000
Equity Series Class W	100,000,000
Overseas Series Class I	200,000,000
Overseas Series Class S	400,000,000
Overseas Series Class Z	100,000,000
Overseas Series Class W	75,000,000
High Yield Bond Series Class S	125,000,000
High Yield Bond Series Class I	225,000,000
High Yield Bond Series Class Z	100,000,000
High Yield Bond Series Class W	50,000,000
Core Bond Series Class S	125,000,000
Core Bond Series Class I	100,000,000
Core Bond Series Class Z	150,000,000
Core Bond Series Class W	150,000,000
Unconstrained Bond Series Class S	125,000,000
Unconstrained Bond Series Class I	100,000,000
Unconstrained Bond Series Class Z	100,000,000
Unconstrained Bond Series Class W	150,000,000
Disciplined Value Series Class S	100,000,000
Disciplined Value Series Class I	100,000,000
Disciplined Value Series Class Z	100,000,000
Disciplined Value Series Class W	100,000,000
Rainier International Discovery Series Class S	100,000,000
Rainier International Discovery Series Class I	100,000,000
Rainier International Discovery Series Class Z	100,000,000
Rainier International Discovery Series Class W	100,000,000
Credit Series Class W	100,000,000
Credit Series Class I	100,000,000
Credit Series Class S	100,000,000
Credit Series Class Z	100,000,000
Callodine Equity Income Series Class I	100,000,000

Callodine Equity Income Series Class S	100,000,000
Callodine Equity Income Series Class Z	100,000,000
Systematic High Yield Bond Series Class I	100,000,000
Systematic High Yield Bond Series Class S	100,000,000
Systematic High Yield Bond Series Class W	100,000,000
Systematic High Yield Bond Series Class Z	100,000,000
Authorized but Unclassified and Unissued	8,127,500,000

FOURTH: The shares classified pursuant to the Board resolutions set forth in Article SECOND have been classified by the Board pursuant to authority and power contained in the Corporation’s Articles of Incorporation, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Corporation’s Articles of Incorporation.

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IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 12th day of March, 2025

MANNING & NAPIER FUND, INC.

By:	/s/Paul J. Battaglia
Paul J. Battaglia
President

[Seal]

Attest:

/s/Elizabeth Craig
Elizabeth Craig
Secretary

THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/Paul J. Battaglia
Paul J. Battaglia
President